Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

VENAXIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement no.:
(3)	Filing Party:
(4)	Date Filed:

May 9, 2013

Dear Shareholder:

We previously sent you proxy materials for the Annual Meeting of Shareholders of Venaxis, Inc. The Annual Meeting will be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver CO 80202 on June 11, 2013, beginning at 3:00 PM local time.

The attached cover letter and proxy card are being sent to all shareholders in connection with the Annual Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely,

Stephen T. Lundy,
Chief Executive Officer and President

Dear Venaxis shareholder,

You should have previously received proxy materials for Venaxis, Inc. The proxy card did not have the appropriate voting identification information next to the signature line, so enclosed is another proxy card with the appropriate identifying information required to process the votes by the tabulation agent, which is Corporate Stock Transfer, Inc.

Please complete the enclosed proxy card with your signature and date, and forward it back to Corporate Stock Transfer, Inc. in the enclosed business reply envelope to ensure that your vote is properly counted.

You may also vote online by going to:   https://secure.corporatestock.com/vote.php and entering the unique control/account numbers on the proxy card, in lieu of mailing this proxy card.  If you vote online, you do NOT need to return this proxy card by mail.

We sincerely apologize for any inconvenience.

PROXY

VENAXIS, INC.
1585 South Perry Street
Castle Rock, Colorado 80104
(303) 794-2000

ANNUAL MEETING OF SHAREHOLDERS – JUNE 11, 2013
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Venaxis, Inc. hereby constitutes and appoints Stephen T. Lundy and Jeffrey McGonegal, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of Common Stock and/or standing in the name of the undersigned at the Meeting of Shareholders to be held at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver CO 80202 on June 11, 2013, beginning at 3:00 P.M. local time, and at any adjournment or adjournments thereof, upon the following:

Proposal One:  To elect the following seven persons as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified:

Stephen T. Lundy	For / /	Withhold Authority to Vote / /
Gail S. Schoettler	For / /	Withhold Authority to Vote / /
Susan A. Evans	For / /	Withhold Authority to Vote / /
Daryl J. Faulkner	For / /	Withhold Authority to Vote / /
John H. Landon	For / /	Withhold Authority to Vote / /
David E. Welch	For / /	Withhold Authority to Vote / /
Stephen A. Williams	For / /	Withhold Authority to Vote / /

Proposal Two:  Approval of amendment to the Company’s Articles of Incorporation to increase the number of authorized shares to 60,000,000.

For / /	Against / /	Abstain / /

Proposal Three:  Approval of amendment to the 2002 Incentive Stock Plan, pursuant to which the number of reserved shares will be increased by 425,000 shares from 1,487,205 to 1,912,205 shares.

For / /	Against / /	Abstain / /

Proposal Four:  Advisory vote on the approval of the compensation of the Company’s Named Executive Officers.

For / /	Against / /	Abstain / /

Proposal Five:  Advisory vote on the frequency of the advisory vote on the approval of compensation of the Company’s Named Executive Officers.

One Year / /	Two Years / /	Three Years / /	Abstain / /

Proposal Six:  Ratification of the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

For / /	Against / /	Abstain / /

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE ABOVE PROPOSALS, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.   THE ABOVE-NAMED ATTORNEYS AND PROXIES SHALL HAVE THE DISCRETION TO VOTE YOUR SHARES AS TO ANY ADDITIONAL MATTER PROPERLY PRESENTED AT THE SPECIAL MEETING.

Please mark, date and sign exactly as your name appears hereon, including designation as executor, Trustee, etc., if applicable, and return the Proxy in the enclosed postage-paid envelope as promptly as possible.  It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person.  A corporation must sign in its name by the President or other authorized officer.  All co-owners and each joint owner must sign.

Date:  _______________

Signature(s)

Address if different from that on envelope:
Street Address

City, State and Zip Code

Please check if you intend to be present at the meeting: ____